Filed Pursuant to Rule 424(b)(7)
Registration No. 333-282117

PROSPECTUS SUPPLEMENT

(To Prospectus dated September 13, 2024)

3,531,073 Shares

Class A Common Stock

The selling securityholder of Bloom Energy Corporation (“Bloom Energy,” “we,” “our,” “us” or the “Company”) identified in this prospectus supplement may offer and sell, from time to time, up to 3,531,073 shares of our Class A common stock, par value $0.0001 per share (the “Class A common stock”), that the selling securityholder may acquire upon the exercise of a warrant held by the selling securityholder.

We are not offering any shares of our Class A common stock pursuant to this prospectus supplement and will not receive any of the proceeds from the sale or other disposition of our Class A common stock by the selling securityholder.

The selling securityholder may sell the shares of Class A common stock on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, in the over-the-counter market, in one or more transactions otherwise than on these exchanges or systems, such as privately negotiated transactions, or using a combination of these methods, and at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. See the section titled “Plan of Distribution” for more information about how the selling securityholder may sell or otherwise dispose of its shares of Class A common stock hereunder. The selling securityholder may sell any, all, or none of the securities offered by this prospectus supplement, and we do not know when or in what amount the selling securityholder may sell its shares of Class A common stock hereunder.

Our Class A common stock is listed on the New York Stock Exchange under the symbol “BE.” On April 24, 2026, the last reported sale price of our Class A common stock on the New York Stock Exchange was $231.17 per share.

INVESTING IN OUR CLASS A COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD REVIEW CAREFULLY THE RISKS AND UNCERTAINTIES DESCRIBED UNDER THE HEADING “RISK FACTORS” ON PAGE S-6 OF THIS PROSPECTUS SUPPLEMENT, AND UNDER SIMILAR HEADINGS IN THE OTHER DOCUMENTS THAT ARE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS SUPPLEMENT.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is April 27, 2026

ABOUT THIS PROSPECTUS SUPPLEMENT

On September 13, 2024, we filed with the Securities and Exchange Commission (the “SEC”), a registration statement on Form S-3 (File No. 333-282117) utilizing a shelf registration process relating to certain securities, which registration statement became effective automatically upon filing.

This document contains two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also supplements and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which provides more general information, some of which may not apply to this offering. If the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus, you should rely on the information set forth in this prospectus supplement.

We and the selling securityholder have not authorized anyone to provide you with information or to make any representation other than the information and representations contained or incorporated by reference in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein and therein, along with the information contained in any permitted free writing prospectuses we have authorized for use. We and the selling securityholder take no responsibility for, and can provide no assurance as to, the reliability of any other information that others may give you.

The selling securityholder is offering to sell, and seeking offers to buy, shares of our Class A common stock only in jurisdictions where it is lawful to do so. This prospectus supplement does not constitute an offer to sell or the solicitation of an offer to buy any shares other than the registered shares to which they relate, nor does this prospectus supplement constitute an offer to sell or the solicitation of an offer to buy shares in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

The information contained in this prospectus supplement and the accompanying prospectus is accurate only as of the date of this prospectus supplement or the date of the accompanying prospectus, as applicable, and the information in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate only as of the date of those respective documents, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of Class A common stock. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus supplement and the accompanying prospectus incorporate by reference market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus supplement and the accompanying prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the section titled “Risk Factors” contained in this prospectus supplement, and under similar headings in other documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus. Accordingly, investors should not place undue reliance on this information. It is important for you to read and consider all information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus in making your investment decision. You should read this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use, as well as the documents incorporated by reference herein and therein and the additional information described under the section titled “Where You Can Find More Information; Incorporation by Reference” in this prospectus supplement and in the accompanying prospectus, before investing in our Class A common stock.

Unless otherwise indicated or the context otherwise requires, references in this prospectus supplement and the accompanying prospectus to “Bloom Energy,” “we,” “our,” “us” and the “Company” refer to Bloom Energy Corporation and its consolidated subsidiaries.

We own registered trademarks in various jurisdictions around the world, including certain logo designs and the following word marks: Bloom Energy, Bloomenergy, Energy Server, BE, BloomConnect, Bloom Electrolyzer, Bloom Box, SOXC, and Bloom Electrons. Solely for convenience, our trademarks, service marks and trade names referred to in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein or therein may appear without the ® or ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights, or the right of the applicable licensor to these trademarks and tradenames. This prospectus supplement, accompanying prospectus and the documents incorporated herein or therein may also contain trademarks, service marks and trade names of other companies, which are the property of their respective owners. We do not intend for our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of, us by these other companies.

THE COMPANY

Bloom Energy is a global leader in onsite power generation, delivering a foundational platform purpose-built for the digital era and the global energy transition. We manufacture a versatile fuel cell energy platform, supporting the commercial availability of two main products: the Bloom Energy Server® fuel cell system for generating electricity and the Bloom Electrolyzer™ for producing hydrogen. Our primary product, the Bloom Energy Server, is a proprietary high-temperature solid-oxide fuel cell technology that converts fuels—including natural gas, biogas, and hydrogen—into electricity at high-density without combustion or moving parts, achieving lower emissions and higher efficiency than legacy systems.

We design, manufacture, distribute, and operate the Bloom Energy Server to provide resilient, distributed power for critical operations. Our mission is to make clean, reliable energy affordable, giving enterprises control over cost, resilience, and sustainability. Bloom serves Fortune 500 companies across the data center, semiconductor manufacturing, artificial intelligence infrastructure (AI), utility, and other industrial sectors.

Our principal executive offices are located at 4353 North First Street, San Jose, California 95134, and our telephone number is (408) 543-1500.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which statements involve substantial risks and uncertainties. All statements contained or incorporated by reference in this prospectus supplement and the accompanying prospectus other than statements of historical fact, including statements regarding our future operating results and financial position, our business strategy and plans and our objectives for future operations, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “predict,” “project,” “potential,” “seek,” “intend,” “could,” “would,” “should,” “expect,” “plan” and similar expressions are intended to identify forward-looking statements.

Forward-looking statements contained or incorporated by reference in this prospectus supplement include, but are not limited to:

•	our ability to be successful in the AI data center market and new international markets;

•	the rate of AI adoption and demand for data centers;

•	our ability to innovate, develop new products and improve upon our existing products;

•	our ability to anticipate and address customer demand;

•	our strategic partnerships with SK ecoplant Co., Ltd. and parties which provide financing and capital for project financings;

•	our competitive position in the energy market for on-site power;

•	future deployment of our Bloom Energy Server systems, Bloom Electrolyzers, and other solutions;

•	our ability to increase efficiency of our products;

•	our ability to market our products successfully in connection with the global energy transition and shifting attitudes around climate change;

•	our business strategy and plans and our objectives for future operations;

•	our operating results;

•	the sufficiency of our cash, our cash flows from operating activities, and our liquidity and our ability to obtain financing;

•	projected costs and cost reductions;

•	our ability to increase production capacity and achieve cost reductions in our fuel cell products and installation requirements;

•	the adequacy of our agreements with our suppliers;

•	management’s plans and objectives for future operations;

•	our ability to repay our debt obligations as they come due;

•	trends in average selling prices;

•	the success of our customer financing arrangements and ability to secure financiers to support customer financing needs for our product deployment;

•	capital expenditures;

•	warranty matters;

•	outcomes of litigation;

•	risks related to cybersecurity breaches, privacy and data security;

•	the likelihood of any impairment of project assets, long-lived assets and investments;

•	trends in revenue, cost of revenue and gross profit (loss);

•

trends in operating expenses including research and development expense, sales and marketing expense and general and administrative expense and expectations regarding these expenses as a percentage of revenue;

•	legislative actions and regulatory and environmental compliance;

•	government shutdowns;

•	general business and macroeconomic conditions in our markets including inflationary pressure;

•	our supply chain (including any direct or indirect effects from the Russia-Ukraine war, armed conflicts in the Middle East, or geopolitical developments related to China);

•	the impact of tariffs on our supply chain and fuel cell product;

•	the impact of changes in government incentives, including the impact of the Inflation Reduction Act of 2022 and the One Big Beautiful Bill Act;

•	industry trends;

•	our exposure to foreign exchange, interest and credit risk;

•	the impact of recently adopted accounting pronouncements; and

•

other risks and uncertainties, including those listed in the section titled “Risk Factors” and elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein.

You should not rely upon forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, operating results and prospects. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors including those described in, or incorporated by reference into, the section titled “Risk Factors” and elsewhere in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time and it is not possible for us to predict all risks and uncertainties or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements we may make in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein and therein. We cannot assure you that the results, events and circumstances reflected in the forward-looking statements will be achieved or occur. Actual results, events or circumstances could differ materially and adversely from those described or anticipated in the forward-looking statements.

The forward-looking statements made in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein and therein to reflect events or circumstances after the date of this prospectus supplement or to reflect new information or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements.

RISK FACTORS

Investing in our Class A common stock involves substantial risk. Before deciding whether to invest in our Class A common stock, you should consider carefully the risks, uncertainties and assumptions discussed under the section titled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025, as updated by our subsequent Quarterly Reports on Form 10-Q and other filings we make with the SEC, as well as any amendments thereto, which are incorporated by reference into this prospectus supplement in their entirety, together with other information in this prospectus supplement and the documents incorporated by reference herein. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, business prospects, financial condition or results of operations could be seriously harmed. This could cause the trading price of our Class A common stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the section titled “Special Note Regarding Forward-Looking Statements.”

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of shares of our Class A common stock being offered by the selling securityholder.

SELLING SECURITYHOLDER

This prospectus supplement covers the resale or other disposition, from time to time, by the selling securityholder identified in the table below of up to an aggregate of 3,531,073 shares of our Class A common stock in the manner contemplated under the section titled “Plan of Distribution” herein. The term “selling securityholder” includes pledgees, donees, transferees, assignees or other successors-in-interest selling shares received after the date of this prospectus from the selling securityholder.

In early 2025, Bloom Energy and Oracle Corporation (“Oracle”) commenced collaboration on fuel cell power installation design and structure for deployment at Oracle’s AI cloud computing infrastructure. In July 2025, Bloom Energy and Oracle entered into an agreement for the supply of fuel cells at an Oracle data center site, and in March 2026, the parties entered into a master services agreement that contemplates the intended purchase by Oracle of up to 2.8MW of fuel cells to power its AI data centers.

On April 9, 2026, in connection with the partnership between Bloom Energy and Oracle to provide on-site solid state power for AI data centers, we issued a warrant (the “Warrant”) to Oracle to purchase up to an aggregate of 3,531,073 shares (the “Warrant Shares”) of Class A common stock, with an exercise price of $113.28 per share. The Warrant is fully vested and immediately exercisable, in whole or in part, at any time until 5:00 p.m. (Eastern time) on October 9, 2026, at Oracle’s election, by cash payment or by cashless exercise. The Warrant includes customary anti-dilution adjustments. The Warrant may not be transferred or assigned without our prior written consent, and the Warrant Shares will be freely tradable, subject to applicable securities laws. The Warrant was issued in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act, and any Warrant Shares that may be issued upon exercise of the Warrant are expected to be issued in reliance upon Section 4(a)(2) or Section 3(a)(9) of the Securities Act. Pursuant to the Warrant, we agreed to register for resale the Warrant Shares issuable to Oracle upon the exercise of the Warrant.

The following table sets forth the name of the selling securityholder, the number of shares of Class A common stock beneficially owned by the selling securityholder, and the number of shares of Class A common stock beneficially owned by the selling securityholder assuming all of the shares registered for resale hereby are sold. In addition, the number of shares in the column “Maximum Number of Shares of Class A Common Stock Offered Hereby” represents all of the shares of Class A common stock that the selling securityholder may offer under this prospectus supplement. The selling securityholder may sell some, all or none of its shares. We do not know how long the selling securityholder will hold the shares before selling them, and we currently have no agreements, arrangements or understandings with the selling securityholder regarding the sale or other disposition of any of the shares.

The information set forth below is based upon information obtained from the selling securityholder and upon information in our possession regarding the issuance of shares of Class A common stock to the selling securityholder offered hereby. The percentages of shares beneficially owned are based on 284,439,096 shares of our Class A common stock outstanding as of April 20, 2026. Beneficial ownership is determined in accordance with the rules of the SEC. The beneficial ownership information presented in this table is not necessarily indicative of beneficial ownership for any other purpose.

	Shares of Class A Common Stock Beneficially Owned Prior to Offering			Shares of Class A Common Stock Beneficially Owned After Offering
Name of Selling Securityholder	Number	Percent	Maximum Number of Shares of Class A Common Stock Offered Hereby	Number	Percent
Oracle Corporation (1)	3,531,073	1.2%	3,531,073	—	—

(1)

Consists of 3,531,073 shares of our Class A common stock issuable upon the exercise of the Warrant held by Oracle. Michael J. Boskin, a member of Bloom Energy’s board of directors, serves as a member of Oracle’s board of directors. Oracle’s address is 2300 Oracle Way, Austin, Texas 78741.

PLAN OF DISTRIBUTION

The selling securityholder, which as used herein includes pledgees, donees, transferees, assignees or other successors-in-interest selling shares received after the date of this prospectus from the selling securityholder, may, from time to time, sell, transfer or otherwise dispose of any or all of its shares of Class A common stock or interests in shares of Class A common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling securityholder may use one or more of the following methods when disposing of the shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	in transactions through broker-dealers that agree with the selling securityholder to sell a specified number of such shares at a stipulated price per share;

•	pledges of the securities as security for any loan or obligation, including pledges to brokers or dealers who may from time to time effect distributions of the securities;

•	a combination of any such methods of disposition; and

•	any other method permitted pursuant to applicable law.

The selling securityholder may also sell shares under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus supplement.

Broker-dealers engaged by the selling securityholder may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling securityholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling securityholder does not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The selling securityholder may, from time to time, pledge or grant a security interest in some or all of the shares of Class A common stock owned by the selling securityholder and, if the selling securityholder defaults in the performance of its secured obligations, the pledgees or secured parties may in turn sell these shares.

Upon being notified in writing by the selling securityholder that any material arrangement has been entered into with a broker-dealer for the sale of Class A common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will file a supplement to this prospectus supplement, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such selling securityholder and of the participating broker-dealer(s), (ii) the number of shares involved,

(iii) the price at which such shares of Class A common stock were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus supplement, and (vi) other facts material to the transaction.

The selling securityholder also may transfer the shares of Class A common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus supplement.

In connection with the sale of the shares of Class A common stock or interests in shares of Class A common stock, the selling securityholder may enter into hedging transactions with broker dealers or other financial institutions, which may in turn engage in short sales of the Class A common stock in the course of hedging the positions they assume. The selling securityholder may also sell shares of Class A common stock short and deliver those securities to close out its short positions, or loan and pledge the Class A common stock to broker dealers that in turn may sell these securities. The selling securityholder may also enter into option or other transactions with broker dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker dealer or other financial institution of shares offered by this prospectus supplement, which shares such broker dealer or other financial institution may resell pursuant to this prospectus supplement (as supplemented or amended to reflect such transaction).

The selling securityholder and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The commissions or discounts will be in amounts negotiated, but, except as set forth in a supplement to this prospectus supplement, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with Financial Industry Regulatory Authority (“FINRA”) Rule 5110; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

We have advised the selling securityholder that it is required to comply with Regulation M promulgated under the Exchange Act during such time as they may be engaged in a distribution of the shares. The foregoing may affect the marketability of the Class A common stock.

The aggregate proceeds to the selling securityholder from the sale of the Class A common stock offered by it will be the purchase price of the Class A common stock less discounts or commissions, if any. The selling securityholder reserves the right to accept and, together with its agents from time to time, to reject, in whole or in part, any proposed purchase of Class A common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

We are required to pay all fees and expenses incident to the registration of the shares. We have agreed with the selling securityholder to maintain an effective registration statement permitting the public resale of the Warrant Shares issuable or issued pursuant to the exercise of the Warrant until the later of (i) October 9, 2026 and (ii) until such time all of the Warrant Shares issued upon exercise of the Warrant has been sold by the selling securityholder.

LEGAL MATTERS

The validity of the shares of Class A common stock offered hereby will be passed upon for us by Latham & Watkins LLP, Menlo Park, California.

EXPERTS

The financial statements of Bloom Energy Corporation as of December 31, 2025 and 2024, and for each of the three years in the period ended December 31, 2025 incorporated by reference in this prospectus supplement, and the effectiveness of Bloom Energy Corporation’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

This prospectus supplement and the accompanying prospectus are part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and do not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus supplement or the accompanying prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference in this prospectus supplement and the accompanying prospectus for a copy of such contract, agreement or other document. We file annual, quarterly and special reports, proxy statements and other information with the SEC. The SEC maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is www.sec.gov.

Our website address is www.bloomenergy.com. Information contained on or accessible through our website is not a part of this prospectus supplement and is not incorporated by reference herein, and the inclusion of our website address in this prospectus supplement is an inactive textual reference only.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus supplement or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus supplement incorporates by reference the documents set forth below that have previously been filed with the SEC (other than those documents or the portions of those documents not deemed to be filed):

•	our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 9, 2026;

•

the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December  31, 2025 from our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 8, 2026;

•	our Current Reports on Form 8-K filed with the SEC on March 26, 2026 and April 13, 2026 (in each case, except for information contained therein which is furnished rather than filed);

•

the description of our Class  A common stock contained in Exhibit 4.2 to our Annual Report on Form 10-K for the year ended December 31, 2025, including any amendments or reports filed for the purpose of updating such description; and

•

all documents filed by us under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, that are filed (excluding, however, information we furnish to the SEC) by us after the date of this prospectus supplement and prior to the termination of this offering.

Any statement contained in this prospectus supplement and the accompanying prospectus, or in a document all or a portion of which is incorporated by reference, shall be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement and the accompanying prospectus, any applicable prospectus supplement and any related free writing prospectus we have authorized for use or any document incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus supplement and the accompanying prospectus.

Upon request, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus supplement and the accompanying prospectus is delivered a copy of the documents incorporated by reference into this prospectus supplement. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus supplement and the accompanying prospectus, at no cost by writing or telephoning us at the following:

Bloom Energy Corporation

4353 North First Street

San Jose, California 95134

(408) 543-1500

You may also access these documents free of charge on the SEC’s website at www.sec.gov or on the “Investors” page of our website at www.bloomenergy.com. Other than such documents, information contained on our website is not incorporated by reference into this prospectus supplement and the accompanying prospectus, and you should not consider any information on, or that can be accessed from, our website as part of this prospectus supplement or the accompanying prospectus.

This prospectus supplement and the accompanying prospectus is part of a registration statement we filed with the SEC. We have incorporated exhibits into this registration statement. You should read the exhibits carefully for provisions that may be important to you.

PROSPECTUS

BLOOM ENERGY CORPORATION

Class A Common Stock

Preferred Stock

Debt Securities

Warrants

Stock Purchase Contracts

Stock Purchase Units

Units

Class A Common Stock Offered by the Selling Securityholders

23,491,701 Shares of our Class A Common Stock Offered by the Selling Securityholders

From time to time, we may offer and sell the securities identified above, and the selling securityholders may offer and sell shares of our Class A common stock, $0.0001par value per share (“Class A common stock”), identified above (including up to an aggregate of 23,491,701 shares of Class A common stock by the Selling Securityholders identified in the “Selling Securityholders” section of this prospectus), in each case from time to time in one or more offerings. This prospectus provides you with a general description of the securities. We will not receive any proceeds from the sale of our Class A common stock by the selling securityholders.

Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. In addition, in connection with certain offers and sales of securities by the selling securityholders, we and the selling securityholders will provide, if applicable, a prospectus supplement to this prospectus containing specific information about the offering by the selling securityholders and the amounts, prices and terms of the securities being offered. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. In addition, the selling securityholders may offer and sell shares of our Class A common stock from time to time, together or separately. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

INVESTING IN SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” ON PAGE 9 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

Our Class A common stock is listed on the New York Stock Exchange under the symbol “BE.” On September 12, 2024 the last reported sale price of our Class A common stock on the New York Stock Exchange was $10.38 per share.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 13, 2024.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings and the selling securityholders named herein or to be named in a supplement to this prospectus may from time to time sell shares of Class A common stock (including up to an aggregate of 23,491,701 shares of Class A common stock by the Selling Securityholders) from time to time in one or more offerings as described in this prospectus. Each time that we or the selling securityholders offer and sell securities, we or the selling securityholders will provide a supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”

Neither we, nor the selling securityholders, have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We and the selling securityholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We and the selling securityholders will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

When we refer to “Bloom Energy,” “we,” “our,” “us” and the “Company” in this prospectus, we mean Bloom Energy Corporation, a Delaware corporation, and its consolidated subsidiaries, unless otherwise specified. When we refer to “you,” we mean the potential holders of the applicable series of securities.

“Bloom Energy” is our registered trademark in the United States and is registered in Japan, India, Australia, the European Union and under the Madrid Protocol. Our other registered trademarks and service marks in the United States include: Energy Server, Bloom Electrons, BloomConnect, Bloomenergy, Bloom Box and BE. Solely for convenience, our trademarks, service marks and trade names referred to in this prospectus and any accompanying prospectus supplement and the documents incorporated by reference herein or therein may appear without the ® or ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights, or the right of the applicable licensor to these trademarks and tradenames. This prospectus and any accompanying prospectus supplement and the documents incorporated herein or therein may also contain trademarks, service marks and trade names of other companies, which are the property of their respective owners. We do not intend for our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of, us by these other companies.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement, including the documents incorporated by reference herein and therein, contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which statements involve substantial risks and uncertainties. All statements contained or incorporated by reference in this prospectus and any accompanying prospectus supplement other than statements of historical fact, including statements regarding our future operating results and financial position, our business strategy and plans and our objectives for future operations, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “predict,” “project,” “potential,” “seek,” “intend,” “could,” “would,” “should,” “expect,” “plan” and similar expressions are intended to identify forward-looking statements.

Forward-looking statements contained or incorporated by reference in this prospectus and any accompanying prospectus supplement include, but are not limited to:

•	our plans and expectations regarding future financial results, including our expectations regarding our ability to expand into and be successful in new markets, including the hydrogen market;

•	our expectations regarding our products and services, including our aim to provide resilient products;

•	business strategies, including capital expenditures to expand production capacity and sources of funding for capital expenditures;

•	our strategic partnership with SK ecoplant;

•	our supply chain (including any direct or indirect effects from the Russia-Ukraine war or geopolitical developments in China);

•	government incentive programs;

•	the impact of the Inflation Reduction Act of 2022 and transferability of tax credits on our business;

•	the financing market for installations of our products;

•	the impact of new foreign tax rules on our financial statements;

•	growth of the hydrogen market;

•	the sufficiency of our cash and our liquidity;

•	the potential to engage in equity or debt financing transactions;

•	future capital requirements and use of proceeds and our commitments or contingencies;

•	projected costs and cost reductions;

•	development of new products and improvements to our existing products;

•	our manufacturing capacity and manufacturing costs;

•	the adequacy of our agreements with our suppliers;

•	legislative actions and regulatory and environmental compliance;

•	our competitive position;

•	management’s plans and objectives for future operations;

•	our ability to comply with debt covenants or cure defaults, if any;

•	our ability to repay our debt obligations as they come due;

•	trends in average selling prices;

•	the success of our customer financing arrangements;

•	capital expenditures;

•	warranty matters;

•	outcomes of litigation;

•	our exposure to foreign exchange, interest and credit risk;

•	general business and economic conditions in our markets;

•	industry trends;

•	risks related to cybersecurity breaches, privacy and data security;

•	the likelihood of any impairment of project assets, long-lived assets and investments;

•	trends in revenue, cost of revenue and gross profit (loss);

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trends in operating expenses including research and development expense, sales and marketing expense and general and administrative expense and expectations regarding these expenses as a percentage of revenue;

•	future deployment of our Bloom Energy Servers and Bloom Electrolyzers;

•	our ability to expand our business with our existing customers;

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our lengthy sales and installation cycle, construction, utility interconnection and other delays and cost overruns related to the installation of our Energy Servers, including inventories with distributors;

•	our ability to increase efficiency of our products;

•	our ability to market our products successfully in connection with the global energy transition and shifting attitudes around climate change;

•	the impact of recently adopted accounting pronouncements; and

•	our expectations regarding the effects of the existing capped call transactions and regarding the anticipated market activities of the existing option counterparties (or their affiliates).

You should not rely upon forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, operating results and prospects. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors including those described in, or incorporated by reference into, the section titled “Risk Factors” and elsewhere in this prospectus and any accompanying prospectus supplement, including the documents incorporated by reference herein and therein. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements we may make in this prospectus, any accompanying prospectus supplement or the documents incorporated by reference herein and therein. We cannot assure you that the results, events and circumstances reflected in the forward-looking statements will be achieved or occur. Actual results, events or circumstances could differ materially and adversely from those described or anticipated in the forward-looking statements.

The forward-looking statements made in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this prospectus, any accompanying prospectus supplement or the documents incorporated by reference herein and therein to reflect events or circumstances after the date of this prospectus or to reflect new information or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements.

Our actual results and timing of selected events may differ materially from those anticipated in these forward-looking statements as a result of many factors, including those described in, or incorporated by reference into, the section titled “Risk Factors” and elsewhere in this prospectus, any accompanying prospectus supplement or the documents incorporated by reference herein and therein.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

We file reports, proxy statements and other information with the SEC. The SEC maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our web site address is www.bloomenergy.com and our investor relations website address is https://investor.bloomenergy.com. The information on our referenced web sites is not, and should not be deemed to be, a part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the indenture and other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries, and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC.

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Our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 15, 2024, including the description of our securities registered pursuant to Section 12 of the Exchange Act, filed as Exhibit 4.2 thereto, and any amendment or report filed with the SEC for the purpose of updating such description.

•	The information specifically incorporated by reference into our Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 26, 2024.

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024 and June 30, 2024, filed with the SEC on May 9, 2024 and August 8, 2024, respectively.

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Our Current Reports on Form 8-K filed (except for information which is furnished rather than filed) with the SEC on January  9, 2024, April  17, 2024, May  10, 2024, May  22, 2024, May  29, 2024, June  12, 2024, July  25, 2024, and August 30, 2024.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:

Bloom Energy Corporation

4353 North First Street

San Jose, California 95134

(408) 543-1500

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

THE COMPANY

Our mission is to make clean, reliable energy affordable for everyone in the world. We created the first large-scale, commercially viable solid oxide fuel-cell based power generation platform that empowers businesses, essential services, critical infrastructure and communities to responsibly take charge of their energy. Our technology, invented in the U.S., is one of the most advanced electricity and hydrogen producing technologies on the market today. Our fuel-flexible Bloom Energy Servers can use biogas, hydrogen, natural gas or a blend of fuels to create resilient, sustainable and cost-predictable power at higher efficiency levels than traditional, combustion-based resources. Our enterprise customers include some of the largest multinational corporations in the world. We also have relationships with some of the largest utility companies in the U.S. and the Republic of Korea, with a growing presence in various international markets. The solid oxide platform that powers our fuel cells can be used to create hydrogen with our Bloom Electrolyzer, and hydrogen is increasingly recognized as a critically important decarbonization tool in the energy transition. At Bloom Energy, we look forward to a net-zero future. Our technology is designed to help enable this future by delivering reliable, low-carbon electricity in a world facing unacceptable power disruptions. Our resilient platform has kept electricity available for our customers through hurricanes, earthquakes, typhoons, forest fires, extreme heat and grid failures. Unlike traditional combustion power generation, our platform is community-friendly and designed to significantly reduce emissions of criteria air pollutants. We can enable renewable fuel production through our biogas, hydrogen and electrolyzer programs, and we believe that we are well-positioned to help organizations and communities achieve their net-zero objectives.

We were incorporated in the State of Delaware on January 18, 2001 as Ion America Corporation. On September 20, 2006 we changed our name to Bloom Energy Corporation.

Our principal executive offices are located at 4353 North First Street, San Jose, California 95134, and our telephone number is (408) 543-1500. Our website address is www.bloomenergy.com. The information contained on, or that can be accessed through, our website is not incorporated by reference into, and is not part of, this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus and any applicable prospectus supplement involves risks. Before deciding whether to invest in our securities, you should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement and any applicable free writing prospectus. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also carefully read the section entitled “Forward-Looking Statements” included in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement. We will not receive any of the proceeds from the sale of Class A common stock being offered by any of the selling securityholders.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is not complete and may not contain all the information you should consider before investing in our capital stock. This description is summarized from, and qualified in its entirety by reference to, our restated certificate of incorporation, our amended and restated bylaws and the voting agreements referred to below, forms of which have been publicly filed with the SEC. See “Where You Can Find More Information; Incorporation by Reference.”

Our authorized capital stock consists of:

•	600,000,000 shares of Class A common stock, $0.0001 par value per share (“Class A common stock”);

•	470,092,742 shares of Class B common stock, $0.0001 par value per share (“Class B common stock”); and

•	10,000,000 shares of undesignated preferred stock, $0.0001 par value per share.

Class A Common Stock and Class B Common Stock

On July 27, 2023, in accordance with our restated certificate of incorporation, each share of our Class B common stock automatically converted into one share of our Class A common stock. We filed a Certificate of Retirement of Class B Common Stock on November 7, 2023, and there were no shares of Class B common stock outstanding as of September 13, 2024. No additional shares of Class B common stock will be issued.

Dividend Rights

Subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of our common stock are entitled to receive dividends out of funds legally available if our board of directors, in its discretion, determines to issue dividends and then only at the times and in the amounts that our board of directors may determine.

Voting Rights

Holders of our Class A common stock are entitled to one vote for each share of Class A common stock held on all matters submitted to a vote of stockholders.

Our restated certificate of incorporation does not provide for cumulative voting for the election of directors. As a result, the holders of a majority of our voting shares can elect all of the directors then standing for election. Our restated certificate of incorporation establishes a classified board of directors, which is divided into three classes with staggered three-year terms. Only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms.

Pursuant to that certain Investor Agreement, dated as of December 29, 2021, by and between us and SK ecoplant Co., Ltd. (“SK ecoplant”), as amended from time to time (the “Investor Agreement”), SK ecoplant has granted an irrevocable proxy to our Chief Executive Officer and Chief Financial Officer, as our designees, to vote all of SK ecoplant’s shares, in their sole discretion on all matters to be voted upon by stockholders. The proxy will terminate upon the earlier of the expiration or termination of the standstill term and the voting agreement set forth in Section 4.1 of the Investor Agreement. The standstill term continues until the later of (i) March 23, 2025, (ii) the date on which SK ecoplant ceases to have the right to designate a director to our board of directors, and (iii) the date on which SK ecoplant and its subsidiaries beneficially own less than five percent of the shares of our Class A common stock then issued and outstanding.

No Preemptive or Similar Rights

Our common stock is not entitled to preemptive rights, and is not subject to redemption or sinking fund provisions.

Right to Receive Liquidation Distributions

Upon our liquidation, dissolution or winding-up, the assets legally available for distribution to our stockholders would be distributable ratably among the holders of our common stock and any participating preferred stock outstanding at that time, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights of and the payment of liquidation preferences, if any, on any outstanding shares of preferred stock.

Preferred Stock

Our board of directors is authorized, subject to limitations prescribed by Delaware law, to issue preferred stock in one or more series, to establish from time to time the number of shares to be included in each series and to fix the designation, powers, preferences and rights of the shares of each series and any of its qualifications, limitations or restrictions, in each case without further vote or action by our stockholders. Our board of directors can also increase or decrease the number of shares of any series of preferred stock, but not below the number of shares of that series then outstanding, without any further vote or action by our stockholders. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of our company and might adversely affect the market price of our Class A common stock and the voting and other rights of the holders of our Class A common stock. As of September 13, 2024, we had no shares of preferred stock issued and outstanding.

3% Green Convertible Senior Notes due 2029

In May 2024, we issued $402,500,000 principal amount of our 3% Green Convertible Senior Notes due 2029 (the “3% Green Notes due 2029”). The 3% Green Notes due 2029 were issued pursuant to, and are governed by, an indenture, dated as of May 29, 2024, between us and U.S. Bank Trust Company, National Association, as trustee.

The 3% Green Notes due 2029 are senior, unsecured obligations and (i) equal in right of payment with our existing and future senior, unsecured indebtedness; (ii) senior in right of payment to our future indebtedness that is expressly subordinated to the 3% Green Notes due 2029; (iii) effectively subordinated to our existing and future secured indebtedness, to the extent of the value of the collateral securing that indebtedness; and (iv) structurally subordinated to all existing and future indebtedness and other liabilities, including trade payables, and (to the extent we are not a holder thereof) preferred equity, if any, of our subsidiaries.

The 3% Green Notes due 2029 accrue interest at a rate of 3% per annum, payable semi-annually in arrears on June 1 and December 1 of each year, beginning on December 1, 2024. The 3% Green Notes due 2029 will mature on June 1, 2029, unless earlier repurchased, redeemed or converted. We may not redeem the 3% Green Notes due 2029 prior to June 7, 2027. We may elect to redeem (subject to a partial redemption limitation), at face value, all or any portion of the 3% Green Notes due 2029 at any time, and from time to time, on or after June 7, 2027 and on or before the twenty-first scheduled trading day immediately before the maturity date, provided the share price for our Class A common stock exceeds 130% of the conversion price on each of at least 20 trading days during the 30 consecutive trading days ending on, and including, the trading day immediately before the date we send the redemption notice and the trading day immediately before the date we send the redemption notice. We may not redeem less than all of the outstanding 3% Green Notes due 2029 unless at least $100.0 million aggregate principal amount is outstanding and not called for redemption at such time.

Before March 1, 2029, the noteholders have the right to convert their 3% Green Notes due 2029 only upon the occurrence of certain events. From and after March 1, 2029, the noteholders may convert their 3% Green

Notes due 2029 at any time at their election until the close of business on the second scheduled trading day immediately before the maturity date. Should the noteholders elect to convert their 3% Green Notes due 2029, we may elect to settle the conversion by paying or delivering, as applicable, cash, shares of our Class A common stock, or a combination thereof, at our election.

The initial conversion rate is 47.9795 shares of Class A common stock per $1,000 principal amount of notes, which represents an initial conversion price of approximately $20.84 per share of Class A common stock. The conversion rate and conversion price are subject to customary adjustments upon the occurrence of certain events. Also, we may increase the conversion rate at any time if our board of directors determines it is in our best interests or to avoid or diminish income tax to holders of our Class A common stock. In addition, if certain corporate events that constitute a Make-Whole Fundamental Change, as defined in the indenture for the 3% Green Notes due 2029, occur, then the conversion rate applicable to the conversion of the 3% Green Notes due 2029 will, in certain circumstances, increase by up to 15.5932 shares of Class A common stock per $1,000 principal amount of notes for a specified period of time.

3% Green Convertible Senior Notes due 2028 and Capped Call Transactions

In May 2023, we issued $632,500,000 principal amount of our 3% Green Convertible Senior Notes due 2028 (the “3% Green Notes due 2028”). The 3% Green Notes were issued pursuant to, and are governed by, an indenture, dated as of May 16, 2023, between us and U.S. Bank Trust Company, National Association, as trustee.

The 3% Green Notes due 2028 are senior, unsecured obligations and (i) equal in right of payment with our existing and future senior, unsecured indebtedness; (ii) senior in right of payment to our future indebtedness that is expressly subordinated to the 3% Green Notes due 2028; (iii) effectively subordinated to our existing and future secured indebtedness, to the extent of the value of the collateral securing that indebtedness; and (iv) structurally subordinated to all existing and future indebtedness and other liabilities, including trade payables, and (to the extent we are not a holder thereof) preferred equity, if any, of our subsidiaries.

The 3% Green Notes due 2028 accrue interest at a rate of 3% per annum, payable semi-annually in arrears on June 1 and December 1 of each year, beginning on December 1, 2023. The 3% Green Notes due 2028 will mature on June 1, 2028, unless earlier repurchased, redeemed or converted. We may not redeem the 3% Green Notes prior to June 5, 2026. We may elect to redeem (subject to a partial redemption limitation), at face value, all or any portion of the 3% Green Notes at any time, and from time to time, on or after June 5, 2026, and on or before the forty-sixth scheduled trading day immediately before the maturity date, provided the share price for our Class A common stock exceeds 130% of the conversion price on each of at least 20 trading days during the 30 consecutive trading days ending on, and including, the trading day immediately before the date we send the redemption notice and the trading day immediately before the date we send the redemption notice. We may not redeem less than all of the outstanding 3% Green Notes due June 2028 unless at least $100.0 million aggregate principal amount is outstanding and not called for redemption at such time.

Before March 1, 2028, the noteholders have the right to convert their 3% Green Notes due 2028 only upon the occurrence of certain events. From and after March 1, 2028, the noteholders may convert their 3% Green Notes due 2028 at any time at their election until the close of business on the second scheduled trading day immediately before the maturity date. Should the noteholders elect to convert their 3% Green Notes due 2028, we may elect to settle the conversion by paying or delivering, as applicable, cash, shares of our Class A common stock, or a combination thereof, at our election.

The initial conversion rate is 53.0427 shares of Class A common stock per $1,000 principal amount of notes, which represents an initial conversion price of approximately $18.85 per share of Class A common stock. The conversion rate and conversion price are subject to customary adjustments upon the occurrence of certain events. Also, we may increase the conversion rate at any time if our board of directors determines it is in our best interests or to avoid or diminish income tax to holders of common stock. In addition, if certain corporate events that constitute a Make-Whole Fundamental Change, as defined in the indenture for the 3% Green Notes due 2028, occur, then the conversion rate applicable to the conversion of the 3% Green Notes due 2028 may, in certain circumstances, be increased by up to 22.5430 shares of Class A common stock per $1,000 principal amount of notes for a specified period of time.

Capped Calls

In May 2023, in connection with the issuance of the 3% Green Notes due 2028, we entered into privately negotiated capped call transactions (the “Capped Calls”) with certain counterparties (the “Option Counterparties”). The Capped Calls cover, subject to customary anti-dilution adjustments substantially similar to those applicable to the 3% Green Notes due 2028, the aggregate number of shares of our Class A common stock that initially underlie the 3% Green Notes due 2028, and are expected generally to reduce potential dilution to holders of our common stock upon any conversion of the 3% Green Notes due 2028 and at our election (subject to certain conditions) offset any cash payments we would be required to make in excess of the principal amount of converted 3% Green Notes due 2028.

The Capped Calls expire on June 1, 2028, and are exercisable only at maturity, but may be early terminated in various circumstances, including if the 3% Green Notes due 2028 are early converted or repurchased. The default settlement method for the Capped Calls is net share settlement. However, we may elect to settle the Capped Calls in cash.

The Capped Calls have an initial strike price of approximately $18.85 per share of Class A common stock, subject to certain adjustments. The strike price of $18.85 corresponds to the initial conversion price of the 3% Green Notes due 2028. The number of shares underlying the Capped Calls is 33,549,508 shares of Class A common stock. The cap price of the Capped Calls is initially $26.46 per share of Class A common stock, which represents a premium of 100% over the last reported sale price of our common stock on May 11, 2023.

2.50% Green Convertible Senior Notes

In August 2020, we issued $230,000,000 principal amount of our 2.50% Green Convertible Senior Notes due 2025 (the “2.5% Green Notes”). The 2.5% Green Notes were issued pursuant to, and are governed by, an indenture, dated as of August 11, 2020, between us and U.S. Bank National Association, as trustee. In May 2024, we repurchased $115.0 million, or 50%, of the outstanding principal amount of our 2.5% Green Notes in privately negotiated transactions. The repurchase amount equaled 122.6% of the principal amount repurchased, plus related accrued and unpaid interest.

The 2.5% Green Notes are senior, unsecured obligations and (i) equal in right of payment with our existing and future senior, unsecured indebtedness; (ii) senior in right of payment to our future indebtedness that is expressly subordinated to the 2.5% Green Notes; (iii) effectively subordinated to our existing and future secured indebtedness, to the extent of the value of the collateral securing that indebtedness; and (iv) structurally subordinated to all existing and future indebtedness and other liabilities, including trade payables, and (to the extent we are not a holder thereof) preferred equity, if any, of our subsidiaries.

The 2.5% Green Notes accrue interest at a rate of 2.50% per annum, payable semi-annually in arrears on February 15 and August 15 of each year, beginning on February 15, 2021. The 2.5% Green Notes will mature on August 15, 2025, unless earlier repurchased, redeemed or converted. Before the close of business on the business day immediately before May 15, 2025, noteholders will have the right to convert their 2.5% Green Notes only upon the occurrence of certain events. From and after May 15, 2025, noteholders may convert their 2.5% Green Notes at any time at their election until the close of business on the second scheduled trading day immediately before the maturity date. At our option, we may settle conversions by paying or delivering, as applicable, cash, shares of our Class A common stock or a combination of cash and shares of our Class A common stock, at our election.

The initial conversion rate is 61.6808 shares of Class A common stock per $1,000 principal amount of notes, which represents an initial conversion price of approximately $16.21 per share of Class A common stock. The conversion rate and conversion price will be subject to customary adjustments upon the occurrence of certain events. In addition, if certain corporate events that constitute a “Make-Whole Fundamental Change” (as defined in the indenture for the 2.5% Green Notes) occur, then the conversion rate will, in certain circumstances, be increased for a specified period of time.

The 2.5% Green Notes will be redeemable, in whole or in part, at our option at any time, and from time to time, on or after August 21, 2023 and on or before the 26th scheduled trading day immediately before the maturity date, at a cash redemption price equal to the principal amount of the 2.5% Green Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date, but only if the last reported sale price per share of our Class A common stock exceeds 130% of the conversion price on (1) each of at least 20 trading days, whether or not consecutive, during the 30 consecutive trading days ending on, and including, the trading day immediately before the date the Company sends the related redemption notice; and (2) the trading day immediately before the date the Company sends such notice.

Transfer Agent

The transfer agent and registrar for our common stock is Equiniti Trust Company, LLC (formerly American Stock Transfer & Trust Company, LLC).

Anti-Takeover Effects of Provisions of our Restated Certificate of Incorporation and Amended and Restated Bylaws and Delaware Law

Restated Certificate of Incorporation and Amended and Restated Bylaws Provisions

Our restated certificate of incorporation and amended and restated bylaws include a number of provisions that could deter hostile takeovers or delay or prevent changes in control of the Company, including the following:

•

Board of directors vacancies. Our restated certificate of incorporation and amended and restated bylaws authorize only our board of directors to fill vacant directorships, including newly created seats. In addition, the number of directors constituting our board of directors is permitted to be set only by a resolution adopted by a majority vote of our entire board of directors. These provisions would prevent a stockholder from increasing the size of our board of directors and then gaining control of our board of directors by filling the resulting vacancies with its own nominees. This makes it more difficult to change the composition of our board of directors but promotes continuity of management.

•

Classified board. Our restated certificate of incorporation and amended and restated bylaws provide that our board is classified into three classes of directors, each with staggered three year terms. A third party may be discouraged from making a tender offer or otherwise attempting to obtain control of us as it is more difficult and time-consuming for stockholders to replace a majority of the directors on a classified board of directors.

•

Stockholder action; special meetings of stockholders. Our restated certificate of incorporation provides that our stockholders may not take action by written consent, but may only take action at annual or special meetings of our stockholders. As a result, a holder controlling a majority of our capital stock cannot amend our amended and restated bylaws or remove directors without holding a meeting of our stockholders called in accordance with our amended and restated bylaws. Further, our restated certificate of incorporation and amended and restated bylaws provide that special meetings of our stockholders may be called only by a majority of our board of directors, the chairman of our board of directors, our Chief Executive Officer or our Lead Independent Director, thus prohibiting a stockholder from calling a special meeting. These provisions might delay the ability of our stockholders to force consideration of a proposal or for stockholders controlling a majority of our capital stock to take any action, including the removal of directors.

•

Advance notice requirements for stockholder proposals and director nominations. Our amended and restated bylaws provide advance notice procedures for stockholders seeking to bring business before our annual meeting of stockholders or to nominate candidates for election as directors at our annual meeting of stockholders. Our amended and restated bylaws also specify certain requirements regarding the form and content of a stockholder’s notice. These provisions might preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders if the proper procedures are not followed. We expect that these provisions might also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company.

•

No cumulative voting. The General Corporation Law of the State of Delaware (the “DGCL”) provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless a corporation’s certificate of incorporation provides otherwise. Our restated certificate of incorporation and amended and restated bylaws do not provide for cumulative voting.

•	Directors removed only for cause. Our restated certificate of incorporation provides that stockholders may remove directors only for cause.

•

Amendment of charter provisions. Any amendment of the above provisions in our restated certificate of incorporation requires approval by holders of at least two-thirds of the voting power of our outstanding Class A common stock.

•

Amendment of bylaw provisions. Any amendment of provisions in our amended and restated bylaws requires either the approval of a majority of our authorized directors or the approval by the holders of at least two-thirds of the voting power of our outstanding Class A common stock.

•

Issuance of undesignated preferred stock. Our board of directors has the authority, without further action by the stockholders, to issue up to 20,000,000 shares of undesignated preferred stock with rights and preferences, including voting rights, designated from time to time by our board of directors. The existence of authorized but unissued shares of preferred stock enables our board of directors to render more difficult or to discourage an attempt to obtain control of us by a merger, tender offer, proxy contest or other means.

•

Choice of forum. Our restated certificate of incorporation and amended and restated bylaws provide that the Court of Chancery of the State of Delaware is the exclusive forum for any derivative action or proceeding brought on our behalf; any action asserting a breach of fiduciary duty; any action asserting a claim against us arising pursuant to the DGCL, our restated certificate of incorporation or our amended and restated bylaws; or any action asserting a claim against us that is governed by the internal affairs doctrine. In addition, our restated certificate of incorporation and amended and restated bylaws provide that unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act.

Delaware Anti-Takeover Statute

We are subject to the provisions of Section 203 of the DGCL. Under Section 203, we would generally be prohibited from engaging in any business combination with any interested stockholder for a period of three years following the time that this stockholder became an interested stockholder unless:

•	prior to this time, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares owned by persons who are directors and also officers, and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

at or subsequent to such time, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Under Section 203, a “business combination” includes:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder, subject to limited exceptions;

•

any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as an entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by such entity or person.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement or free writing prospectus, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.

We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.

The debt securities will be issued under an indenture between us and a trustee to be named in the indenture. We have summarized select portions of the form of indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you. In the summary below, we have included references to the section numbers of the indenture so that you can easily locate these provisions. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.

As used in this section only, “Bloom Energy,” “we,” “our” or “us” refer to Bloom Energy Corporation, excluding its subsidiaries, unless expressly stated or the context otherwise requires.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officer’s certificate or by a supplemental indenture. (Section 2.2) The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).

We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. (Section 2.1) We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:

•	the title and ranking of the debt securities (including the terms of any subordination provisions);

•	the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the date or dates on which the principal of the securities of the series is payable;

•

the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

•

the place or places where principal of, and interest, if any, on the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;

•	the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities;

•

any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and in the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•

the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

•

the currency of denomination of the debt securities, which may be United States Dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

•	the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;

•

if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•

the manner in which the amounts of payment of principal of, premium, if any, or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

•	any provisions relating to any security provided for the debt securities;

•

any addition to, deletion of or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•	any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;

•

the provisions, if any, relating to conversion or exchange of any debt securities of such series, including if applicable, the conversion or exchange price and period, provisions as to whether conversion or exchange will be mandatory, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange;

•

any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities; and

•	whether any of our direct or indirect subsidiaries will guarantee the debt securities of that series, including the terms of subordination, if any, of such guarantees. (Section 2.2)

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Transfer and Exchange

Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company (the “Depositary”), or a nominee of the Depositary (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under the heading “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.

Certificated Debt Securities. You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. (Section 2.4) No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange. (Section 2.7)

You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

Global Debt Securities and Book-Entry System. Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary or a nominee of the Depositary. Please see “Global Securities.”

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities. (Article IV)

No Protection in the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to any person (a “successor person”) unless:

•

we are the surviving entity, or the successor person (if other than Bloom Energy) is a corporation, partnership, trust or other entity organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture; and

•	immediately after giving effect to the transaction, no Default or Event of Default, shall have occurred and be continuing.

Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us. (Section 5.1)

Events of Default

“Event of Default” means with respect to any series of debt securities, any of the following:

•

default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

•	default in the payment of principal of any security of that series at its maturity;

•

default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee, or Bloom Energy and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

•	certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of Bloom Energy;

•	any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement. (Section 6.1)

No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. (Section 6.1) The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.

We will provide the trustee written notice of any Default or Event of Default within 30 days of becoming aware of the occurrence of such Default or Event of Default, which notice will describe in reasonable detail the status of such Default or Event of Default and what action we are taking or propose to take in respect thereof. (Section 6.1)

If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. (Section 6.2) We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.

The indenture provides that the trustee may refuse to perform any duty or exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in performing such duty or exercising such right or power. (Section 7.1(e)) Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series. (Section 6.12)

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•	that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and

•

the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered indemnity or security satisfactory to the trustee, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days. (Section 6.7)

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment. (Section 6.8)

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. (Section 4.3) If a Default or Event of Default occurs and is continuing with respect to the securities of any series and if it is known to a responsible officer of the trustee, the trustee shall mail to each Securityholder of the securities of that series notice of a Default or Event of Default within 90 days after it occurs or, if later, after a responsible officer of the trustee has knowledge of such Default or Event of Default. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities. (Section 7.5)

Modification and Waiver

We and the trustee may modify, amend or supplement the indenture or the debt securities of any series without the consent of any holder of any debt security:

•	to cure any ambiguity, defect or inconsistency;

•	to comply with covenants in the indenture described above under the heading “Consolidation, Merger and Sale of Assets”;

•	to provide for uncertificated securities in addition to or in place of certificated securities;

•	to add guarantees with respect to debt securities of any series or secure debt securities of any series;

•	to surrender any of our rights or powers under the indenture;

•	to add covenants or events of default for the benefit of the holders of debt securities of any series;

•	to comply with the applicable procedures of the applicable depositary;

•	to make any change that does not adversely affect the rights of any holder of debt securities;

•	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

•

to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee; or

•	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act. (Section 9.1)

We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

•

reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

•	reduce the principal amount of discount securities payable upon acceleration of maturity;

•

waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

•	make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;

•

make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

•	waive a redemption payment with respect to any debt security. (Section 9.3)

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. (Section 9.2) The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration. (Section 6.13)

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the irrevocable deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money or U.S. government obligations in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred. (Section 8.3)

Defeasance of Certain Covenants. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

•

we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

•	any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series (“covenant defeasance”).

The conditions include:

•

depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

•

delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred. (Section 8.4)

No Personal Liability of Directors, Officers, Employees or Securityholders

None of our past, present or future directors, officers, employees or securityholders, as such, will have any liability for any of our obligations under the debt securities or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a debt security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the debt securities. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Governing Law

The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by the laws of the State of New York.

The indenture will provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the indenture, the debt securities or the transactions contemplated thereby.

The indenture will provide that any legal suit, action or proceeding arising out of or based upon the indenture or the transactions contemplated thereby may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the City of New York, and we, the trustee and the holder of the debt securities (by their acceptance of the debt securities) irrevocably submit to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The indenture will further provide that service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth in the indenture will be effective service of process for any suit, action or other proceeding brought in any such court. The indenture will further provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the courts specified above and irrevocably and unconditionally waive and agree not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum. (Section 10.10)

DESCRIPTION OF OTHER SECURITIES

We will set forth in the applicable prospectus supplement a description of any warrants, stock purchase contracts, stock purchase units or units issued by us that may be offered and sold pursuant to this prospectus.

GLOBAL SECURITIES

Book-Entry, Delivery and Form

Unless we indicate differently in any applicable prospectus supplement or free writing prospectus, the securities initially will be issued in book-entry form and represented by one or more global notes or global securities (collectively, “global securities”). The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, as depositary (“DTC”), and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

DTC has advised us that it is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as indirect participants, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a beneficial owner, is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.

To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities and the indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.

Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.

So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below and unless if otherwise provided in the description of the applicable securities herein or in the applicable prospectus supplement, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment, unless a shorter period is satisfactory to the applicable trustee or other designated party.

Redemption proceeds, distributions and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the indenture.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.

DTC may discontinue providing its services as securities depositary with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depositary is not obtained, securities certificates are required to be printed and delivered.

As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:

•

DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;

•	we determine, in our sole discretion, not to have such securities represented by one or more global securities; or

•	an Event of Default has occurred and is continuing with respect to such series of securities,

we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.

Euroclear and Clearstream

If so provided in the applicable prospectus supplement, you may hold interests in a global security through Clearstream Banking S.A. (“Clearstream”), or Euroclear Bank S.A./N.V., as operator of the Euroclear (“Euroclear”), either directly if you are a participant in Clearstream or Euroclear or indirectly through organizations which are participants in Clearstream or Euroclear. Clearstream and Euroclear will hold interests on behalf of their respective participants through customers’ securities accounts in the names of Clearstream and Euroclear, respectively, on the books of their respective U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in such depositaries’ names on DTC’s books.

Clearstream and Euroclear are securities clearance systems in Europe. Clearstream and Euroclear hold securities for their respective participating organizations and facilitate the clearance and settlement of securities transactions between those participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates.

Payments, deliveries, transfers, exchanges, notices and other matters relating to beneficial interests in global securities owned through Euroclear or Clearstream must comply with the rules and procedures of those systems. Transactions between participants in Euroclear or Clearstream, on one hand, and other participants in DTC, on the other hand, are also subject to DTC’s rules and procedures.

Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers and other transactions involving any beneficial interests in global securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

Cross-market transfers between participants in DTC, on the one hand, and participants in Euroclear or Clearstream, on the other hand, will be effected through DTC in accordance with the DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their respective U.S. depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the global securities through DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement. Participants in Euroclear or Clearstream may not deliver instructions directly to their respective U.S. depositaries.

Due to time zone differences, the securities accounts of a participant in Euroclear or Clearstream purchasing an interest in a global security from a direct participant in DTC will be credited, and any such crediting will be reported to the relevant participant in Euroclear or Clearstream, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interests in a global security by or through a participant in Euroclear or Clearstream to a direct participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

Other

The information in this section of this prospectus concerning DTC, Clearstream, Euroclear and their respective book-entry systems has been obtained from sources that we believe to be reliable, but we do not take responsibility for this information. This information has been provided solely as a matter of convenience. The rules and procedures of DTC, Clearstream and Euroclear are solely within the control of those organizations and could change at any time. Neither we nor the trustee nor any agent of ours or of the trustee has any control over those entities and none of us takes any responsibility for their activities. You are urged to contact DTC, Clearstream and Euroclear or their respective participants directly to discuss those matters. In addition, although we expect that DTC, Clearstream and Euroclear will perform the foregoing procedures, none of them is under any obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. Neither we nor any agent of ours will have any responsibility for the performance or nonperformance by DTC, Clearstream and Euroclear or their respective participants of these or any other rules or procedures governing their respective operations.

SELLING SECURITYHOLDERS

The selling securityholders listed in the table below may, from time to time, offer and sell up to an aggregate of 23,491,701 shares of our Class A common stock offered by this prospectus and any accompanying prospectus supplement. Additional information about selling securityholders other than the selling securityholders named herein, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the SEC under the Exchange Act that are incorporated by reference.

On October 23, 2021, we entered into a securities purchase agreement with SK ecoplant, one of the selling securityholders, and on March 20, 2023, we and SK ecoplant entered into an amendment to the securities purchase agreement (as amended, the “Securities Purchase Agreement”). Pursuant to the Securities Purchase Agreement, we sold (i) 10,000,000 shares of Series A redeemable convertible preferred stock, issued in the first tranche closing on October 23, 2021, at a purchase price equal to $25.50 per share, for aggregate gross proceeds of approximately $255.0 million and (ii) 13,491,701shares of Series B redeemable convertible preferred stock, issued in the second tranche closing on March 23, 2023, at a purchase price equal to $23.05 per share, for aggregate gross proceeds of approximately $311.0 million. On November 8, 2022, SK ecoplant converted the 10,000,000 shares of Series A redeemable convertible preferred stock into 10,000,000 shares of our Class A common stock. Pursuant to the Early Close Agreement, dated February 27, 2023, between us and SK ecoplant (the “Early Close Agreement”), SK ecoplant assigned its right to purchase 13,491,701 shares of Series B redeemable convertible preferred stock issued in the second tranche closing to Econovation, LLC (“Econovation”) of which SK ecoplant is the managing member. On September 23, 2023, the 13,491,701 shares of Series B redeemable convertible preferred stock automatically converted in accordance with their terms into 13,491,701 shares of our Class A common stock. This prospectus covers the resale or other disposition by SK ecoplant and Econovation (collectively, the “Selling Securityholders”), or their respective transferees, of up to 23,491,701 shares of our Class A common stock.

We are registering the above-referenced shares to permit the Selling Securityholders and their donees, transferees or other successors-in-interest that receive their shares after the date of this prospectus to resell or otherwise dispose of the shares in the manner contemplated under “Plan of Distribution” herein.

The following table sets forth the name of the Selling Securityholders, the number of shares of Class A common stock beneficially owned by the Selling Securityholders, the number of shares of Class A common stock that may be offered under this prospectus and the number of shares of Class A common stock beneficially owned by the Selling Securityholders assuming all of the shares registered for resale hereby are sold. The number of shares in the column “Number of Shares Offered Hereby” represents all of the shares that the Selling Securityholders may offer under this prospectus. Information concerning the Selling Securityholders may change from time to time and any changed information will be set forth in supplements to this prospectus or in a post-effective amendment, if and when necessary. The Selling Securityholders may sell some, all or none of their shares. We do not know how long the Selling Securityholders will hold the shares before selling them, and we currently have no agreements, arrangements or understandings with the Selling Securityholders regarding the sale or other disposition of any of the shares.

The information set forth below is based upon information obtained from the Selling Securityholders and upon information in our possession regarding the issuance of shares of Class A common stock to the Selling Securityholders offering hereby. The percentages of shares beneficially owned are based on 228,149,696 shares of our Class A common stock outstanding as of September 10, 2024. Beneficial ownership is determined in accordance with the rules of the SEC. The beneficial ownership information presented in this table is not necessarily indicative of beneficial ownership for any other purpose.

Name of Selling Securityholder	Shares of Class A Common Stock Beneficially Owned Prior to Offering		Maximum Number of Shares of Class A Common Stock Offered Hereby	Shares of Class A Common Stock Beneficially Owned After Offering
	Number	Percent		Number	Percent
SK ecoplant Co., Ltd. (1)	23,491,701	10.3%	23,491,701	—	—
Econovation, LLC (2)	13,491,701	5.9%	13,491,701	—	—

(1)

Consists of 10,000,000 shares of our Class A common stock directly held by SK ecoplant Co., Ltd. and 13,491,701 shares of our Class A common stock indirectly held through Econovation, LLC, of which SK ecoplant is the managing member and with which it shares voting and dispositive power over such shares. The selling securityholder’s business address is 19 Yulgok-ro 2-gil, Jongno-gu, Seoul, Republic of Korea, 03149, South Korea.

(2)

Consists of 13,491,701 shares of our Class A common stock held by Econovation, LLC, a Delaware limited liability company, of which SK ecoplant is the managing member, to which SK ecoplant assigned its right to purchase 13,491,701 shares of our Series B redeemable convertible preferred stock in accordance with the Early Close Agreement, which converted into 13,491,701 shares of our Class A common stock.. Econovation, LLC shares voting and dispositive power with SK ecoplant over the 13,491,701 shares of our Class A common stock. The selling securityholder’s principal place of business is 19 Yulgok-ro 2-gil, Jongno-gu, Seoul, Republic of Korea 03149.

Material Relationships with the Selling Securityholders

In addition to entering into the Securities Purchase Agreement, on October 23, 2021, we and SK ecoplant entered into a new Commercial Collaboration Agreement, an Amended and Restated Preferred Distributor Agreement, and an amendment to our Joint Venture Agreement, each in connection with initiatives pertaining to the hydrogen market and general market expansion for the Bloom Energy Server and Bloom Energy Electrolyzer.

On December 29, 2021, we entered into the Investor Agreement, which sets forth certain conditions to be satisfied in connection with the consummation of the transactions contemplated by the Securities Purchase Agreement, among other things. In particular, effective upon the conversion of the Series B redeemable convertible preferred stock into shares of Class A common stock, SK ecoplant has the right to designate a member of our Board of Directors. This designation right will continue until the date on which SK ecoplant and its subsidiaries beneficially own less than five percent of the shares of our common stock then issued and outstanding.

Except as otherwise disclosed in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein, the Selling Securityholders do not have, and within the past three years have not had, any position, office or other material relationship with us.

PLAN OF DISTRIBUTION

We, or any of the selling securityholders, which as used herein includes their permitted transferees, donees, pledgees, transferees or other successors-in-interest (as a gift, pledge, partnership distribution or other non-safe related transfer) selling securities received after the date of this prospectus from the selling securityholders that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part, may from time to time sell, separately or together, the offered securities from time to time:

•	through agents;

•	to or through underwriters;

•	to or through broker-dealers (acting as agent or principal);

•	in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange, or otherwise;

•	directly to one or more purchasers through a specific bidding or auction process or otherwise; or

•	through a combination of any of these methods of sale.

We will identify the specific plan of distribution, including any agents, underwriters, broker-dealers, or direct purchasers and their compensation in the applicable prospectus supplement.

Notwithstanding the Selling Securityholders’ obligation not to sell shares for two years, commencing on March 23, 2023, the following sets forth how shares of Class A common stock currently held by the Selling Securityholders, or interests in shares of Class A common stock, may be distributed and sold by the Selling Securityholders. The Selling Securityholders and any of their pledgees, donees, transferees, assignees or other successors-in-interest may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of Class A common stock or interests in shares of Class A common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The Selling Securityholders may use one or more of the following methods when disposing of the shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	through brokers, dealers or underwriters that may act solely as agents;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling securityholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of disposition; and

•	any other method permitted pursuant to applicable law.

The Selling Securityholders may also sell shares under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Securityholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Securityholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The Selling Securityholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The Selling Securityholders may, from time to time, pledge or grant a security interest in some or all of the shares of Class A common stock owned by the Selling Securityholders and, if the Selling Securityholders default in the performance of their secured obligations, the pledgees or secured parties may in turn sell these shares.

Upon being notified in writing by the Selling Securityholders that any material arrangement has been entered into with a broker-dealer for the sale of Class A common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will file a prospectus supplement, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such Selling Securityholders and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such shares of Class A common stock were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in the prospectus supplement, and (vi) other facts material to the transaction. In addition, upon being notified in writing by the Selling Securityholders that a donee or pledgee intends to sell more than 500 shares of Class A common stock, we will file a prospectus supplement if then required in accordance with applicable securities law.

The Selling Securityholders also may transfer the shares of Class A common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of the shares of Class A common stock or interests in shares of Class A common stock, the Selling Securityholders may enter into hedging transactions with broker dealers or other financial institutions, which may in turn engage in short sales of the Class A common stock in the course of hedging the positions they assume. The Selling Securityholders may also sell shares of Class A common stock short and deliver those securities to close out their short positions, or loan and pledge the Class A common stock to broker dealers that in turn may sell these securities. The Selling Securityholders may also enter into option or other transactions with broker dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker dealer or other financial institution of shares offered by this prospectus, which shares such broker dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Securityholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The maximum commission or discount to be received by any member of the Financial Industry Regulatory Authority (“FINRA”) or independent broker-dealer will not be greater than 8% of the initial gross proceeds from the sale of any security being sold.

We have advised the Selling Securityholders that they are required to comply with Regulation M promulgated under the Exchange Act during such time as they may be engaged in a distribution of the shares. The foregoing may affect the marketability of the Class A common stock.

The aggregate proceeds to the Selling Securityholders from the sale of the Class A common stock offered by them will be the purchase price of the Class A common stock less discounts or commissions, if any. The Selling Securityholders reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of Class A common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

We are required to pay all fees and expenses incident to the registration of the shares. We have agreed to indemnify the Selling Securityholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act or otherwise. We have agreed with the Selling Securityholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (i) when there are no longer registrable securities held by such Selling Securityholders, or (ii) when all of the registrable securities of such Selling Securityholders can be sold pursuant to Rule 144 without regard to the volume-of-sale limitations imposed under Rule 144(e).

The Investor Agreement further provides that the shares of the Class A common stock held by the Selling Securityholders shall be subject to a lock-up period of two years commencing on March 23, 2023, restricting the Selling Securityholders’ ability to dispose of such shares, including, without limitation, the Selling Securityholders’ ability to hedge or otherwise transfer any of the economic consequence of ownership of the shares of Class A common stock, subject to certain specified exceptions.

Notwithstanding the above, the Selling Securityholders may, from time to time, be prohibited from entering into certain transactions if one or both of them is subject to, or at any time becomes subject to, our Insider Trading Policy. Such transactions may include, but are not limited to, the writing or settlement of options or other hedging transactions, the pledging or granting of a security interest in some or all of the shares of our Class A common stock, entering into short sales, purchasing or selling shares of our Class A common stock while in possession of material nonpublic information or during specified blackout periods, or other similar transactions.

LEGAL MATTERS

Latham & Watkins LLP will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of Bloom Energy Corporation and the validity of the shares of Class A common stock offered by the Selling Securityholders. Additional legal matters may be passed upon for us, any selling securityholder or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The financial statements incorporated in this prospectus by reference from Bloom Energy Corporation’s Annual Report on Form 10-K for the years ended December 31, 2023 and 2022, and for each of the years in the three-year period ended December 31, 2023, and the effectiveness of Bloom Energy Corporation’s internal control over financial reporting have been audited by Deloitte & Touche, LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PROSPECTUS SUPPLEMENT

3,531,073 Shares

Class A Common Stock

April 27, 2026